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                                                                    EXHIBIT 23.3



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this S-3 Registration Statement of our report dated January 17, 1996 on the financial statements of Lexin Pharmaceutical Corporation included in Sparta Pharmaceuticals, Inc.'s Form 8-K/A and to all references to our Firm included in this Registration Statement.


                                             /s/ Arthur Anderson LLP
                                             Arthur Anderson LLP

Philadephia, Pa.,
October 3, 1996